                                                                      EXHIBIT 11

                               CONSENT OF COUNSEL



     We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment Nos. 26 and 28 to the Registration Statement (Nos. 2-92665; 811-4088) on Form N-1A of Excelsior Funds, Inc. under the Securities Act of 1933 and the Investment Company Act of 1940, respectively. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


       /s/ DRINKER BIDDLE & REATH LLP
      --------------------------------
     DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania
July 3, 1997